UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 13, 2008

(Date of earliest event reported)

First Financial Service Corporation

(Exact name of registrant as specified in its charter)

Securities and Exchange Commission File Number: 0-18832

KENTUCKY

61-1168311

(State or other jurisdiction of incorporation or organization)

(I.R.S. Employer Identification No.)

2323 Ring Road, Elizabethtown, Kentucky, 42701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code:  (270) 765-2131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02:  Results of Operations and Financial Condition

On October 24, 2008, First Financial Service Corporation issued a press release announcing its third quarter 2008 results.  A copy of the press release as well as supplemental information is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and pursuant to Item 2.02 of Form 8-K will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 2.06 – Material Impairments

On October 13, 2008, executive management of First Financial Service Corporation determined that an additional $1.4 million in specific reserve was required on one impaired commercial real estate relationship held within the Company’s loan portfolio.   In determining the amount of impairment, the Company gave considerable weight to an updated appraisal received in the third quarter 2008.  This appraised value of the property had dropped considerably from the original appraisal obtained in 2006 at loan origination.  The appraised value was reflective of distressed prices for real estate subdivision developments in the area brought on by adverse market conditions.

The $1.4 million impairment charge was in accordance with SFAS No. 114, “Accounting by Creditors for Impairment of a Loan” and is reflective in the Company’s financial statements as of September 30, 2008.  The after tax impact of the impairment to both quarter and year-to-date earnings is approximately $0.19 per diluted share.  The Company remains well capitalized per regulatory guidelines as of September 30, 2008.

Item 9.01:  Financial Statements and Exhibits

Attached is the press release for the third quarter results.

(d)         Exhibits

Exhibit Number	Description
99.1	Press release dated October 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL SERVICE CORPORATION

Date: October 24, 2008	By: /s/	Steven M. Zagar
Steven M. Zagar
Chief Financial Offcer &
Principal Accounting Officer